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                          [ROYAL BODYCARE LETTERHEAD]

                                   AGREEMENT

GlobeNet International I, Inc. (GlobeNet) and its subsidiary Royal Bodycare, Inc. desires to license the marketing of Flanagan Microclusters(R) including, the silica hydride form, exclusively in the fields of personal care products. Flanagan Technologies, Inc. (Flantech) agrees to license the marketing of Flanagan Microclusters(R). This license will be for an initial period of two years from the date of this agreement, and will be renewed automatically for successive two-year periods providing payments to Flanagan Technologies for its products and royalties meet the following minimums.


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
Jan. 1 to Mar. 31, 1999                              $    750,000
Apr. 1, 1999 to Jun 30, 1999                         $    800,000
Jul. 1, 1999 to Sept. 30, 1999                       $    850,000
Oct. 1, 1999 to Dec. 31, 1999                        $    900,000
                                                     ------------
                For Year 1999                        $  3,300,000

Jan. 1, 2000 to Mar. 31, 2000                        $    950,000
Apr. 1, 2000 to Jun. 30, 2000                        $  1,000,000
Jul. 1, 2000 to Sep. 30, 2000                        $  1,050,000
Oct. 1, 2000 to Dec. 31, 2000                        $  1,200,000
                                                     ------------
                For Year 2000                        $  4,200,000

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Minimum payments on renewals of this agreement will increase by $50,000 per quarter up to $2,500,000 per quarter or an annual amount of $10,000,000 per year, after which the annual minimum will remain constant.

1. RBC will conduct research in recognized outside laboratories to further support the safety, efficacy, and function of microclusters investing at least $100,000 per year.

2. RBC will continue to make Microclusters(R) a lead products and to train distributors to use the exciting Microcluster(R) story as an introductory presentation in approaching prospective customers.

3.      This promotion will be continued in countries throughout the world.

4. RBC will continue to place the approved Microcluster(R) story in various media, including radio, TV, and the Internet.



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5.      Globenet will continue to publish high quality catalogues, brochures, mailers and other pieces of literature to promote Microclusters(R) and any other products made available to us by Flantech.

6. RBC will hold conferences, rallies, leadership meetings, cruises and training seminars, emphasizing Microclusters(R) to make our growing numbers of distributors more effective and productive.

7. RBC will establish target sales goals anticipating rapid growth and provide adequate budget to allow for the above activities.

In the event RBC fails to meet the minimum purchase requirements for any quarterly period, Flantech will allow RBC a thirty (30) day "catch up" period in which any shortfall in purchasing for that quarter can be made up. Failure to maintain these minimum purchases could, at the sole option of Flantech, cause a reduction of RBC's exclusivity license to be reduced to a non-exclusive license status.

RBC accepts the policies and restrictions agreed to previously regarding the use of Flantech trade names. Flantech written approval on all labels, literature, news releases, and articles as stated in a previous agreement written by Flantech and signed by Royal Bodycare previously.

RBC also accepts the terms Flantech has stated regarding payment for products ordered from Flantech.

This agreement will void and replace the previous agreement of March 28, 1997.

Nothing in this agreement will restrict Flantech from marketing or licensing others to market Microcluster technologies for application such as engineering, other than as described above.

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Agreed:
/s/ DR. PATRICK FLANAGAN                       /s/  CLINTON H. HOWARD
----------------------------------------       ------------------------------------------
Dr. Patrick Flanagan                           Clinton H. Howard
President - Flanagan Technologies, Inc.        President - GlobeNet International I, Inc.
Date  98/12/16                                 Date  Dec. 16, 1998
    ------------------------------------           ---------------------------------------
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